Exhibit 10.13

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is made as of this 20th day of February, 2004, by and among Flagship Healthcare Management, Inc., a Delaware corporation (together with any predecessors or successors thereto as the context requires, the “Company”) and the investors named in Exhibit A attached hereto, as amended from time to time in accordance with Section 1.4 below. Except as otherwise indicated herein, capitalized terms used herein are defined in Section 5 hereof.

SECTION 1

PURCHASE AND SALE

1.1           Description of Securities.

(a)           Series A Preferred Stock. The Company has authorized the issuance and sale to the Investors of shares of its Series A Convertible Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”), with the rights, preferences and other terms set forth in the Certificate of Incorporation attached hereto as Exhibit B, which are convertible into shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”). For purposes of this Agreement, the shares of Common Stock issuable upon conversion of the Series A Preferred Stock are referred to as the “Conversion Shares.”

(b)           Warrants. The Company has authorized the issuance and sale to each Investor of a warrant (each a “Warrant,” and collectively the “Warrants”) to purchase one share of Series A Preferred Stock for every five shares purchased pursuant to Section 1.3 or Section 1.4 below at a per share purchase price equal to $0.274. Such Warrants shall be in substantially the form of Exhibit C attached hereto.

1.2           Sale and Purchase. Upon the terms and subject to the conditions contained herein, and in reliance on the representations and warranties set forth in Section 2, at each Closing (as defined in Sections 1.3 and 1.4 hereof), each of the Investors shall purchase from the Company, and the Company shall issue and sell to each of the Investors: (i) the number of shares of Series A Preferred Stock set forth opposite the name of such Investor on Exhibit A for the purchase price of $0.274 per share and (ii) Warrants to purchase a number of shares of Series A Preferred Stock set forth opposite the name of such Investor on Exhibit A.

1.3           Initial Closing. The initial closing of the purchase and sale of the securities under Section 1.2 hereof (the “Initial Closing”) shall take place at the offices of McDermott, Will & Emery, located at 50 Rockefeller Plaza, New York, New York 10020, 10:00 a.m. New York time, on the date hereof or such other time and place as shall be agreed upon by the Company and the Investors (the “Closing Date”). At the Initial Closing, the Company shall issue and deliver (i) stock certificates representing the applicable number of shares of Series A Preferred Stock and (ii) Warrants to purchase a number of shares of Series A Preferred Stock (as determined pursuant to Section 1.2(b)) to be sold by the Company under Section 1.2 hereof to each of the Investors on Exhibit A, free and clear of any and all Liens against payment of the full purchase price therefor by or on behalf of such Investor to the Company by wire transfer of immediately available funds or, in the case of Nazem, Inc., by cancellation of an aggregate of $85,000 outstanding indebtedness of the Company to Nazem, Inc.

1.4           Additional Closings. On or prior to the date which is forty-five (45) days following the Initial Closing, subject to the terms of this Section 1.4, the Company may effect additional closings (the “Additional Closings” and together with the Initial Closing, the “Closings”) for the aggregate sale and purchase of (i) up to but not in excess of 10,948,906 shares of Series A Preferred Stock (including the number of shares of Series A Preferred Stock sold and purchased at the Initial Closing) at the price per share of $0.274 pursuant to and in accordance with this Agreement and (ii) Warrants to purchase up to but not in excess of 1,824,818 shares of Series A Preferred Stock (including the number of shares of Series A Preferred Stock subject to Warrants issued at the Initial Closing). The purchasers of the shares of Series A Preferred Stock and Warrants at the Additional Closings shall be referred to as the “Additional Investors”, and each individually as an “Additional Investor”. Each Additional Investor must be an “accredited investor” (as such term is defined under the Securities Act of 1933, as amended). At each Additional Closing, the Company will issue and deliver certificates evidencing the shares of Series A Preferred Stock and Warrants sold at such Additional Closing registered in the name of the applicable Additional Investor (with appropriate legends affixed thereto required by this Agreement and the Related Agreements (to the extent applicable)) against delivery by such Additional Investor of (i) such Additional Investor’s aggregate purchase price therefor by check or wire transfer of immediately available funds, and (ii) a counterpart signature page to this Agreement and each Related Agreement (to the extent applicable) in such form as shall be reasonably determined by the Company. Upon consummation of the Additional Closings in accordance with this Section 1.4, each Additional Investor shall be deemed an Investor for all purposes of this Agreement and Exhibit A shall be amended to reflect the purchase and sale of such shares of Series A Preferred Stock and Warrants.

1.5           Use of Proceeds by the Company from the Closings. The Company shall use the proceeds from the sale of Series A Preferred Stock hereunder to pay all transaction fees incurred by the Company in connection with the transactions contemplated under this Agreement and to fund the Company’s working capital needs.

SECTION 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

In order to induce the Investors to enter into this Agreement and consummate the transactions contemplated hereby, the Company hereby makes to the Investors the representations and warranties contained in this Section 2. Such representations and warranties are subject to the qualifications and exceptions set forth in the disclosure schedule delivered to the Investors pursuant to this Agreement (the “Disclosure Schedule”).

2.1           Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and is duly qualified or registered to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect. The Company has all required corporate power and authority to carry on its business as presently conducted, to enter into and perform this Agreement, the Registration Rights Agreement and the Stockholders Agreement, the Director Indemnification Agreement (collectively, the “Related Agreements”) to which it is a party and to carry out the transactions contemplated hereby and thereby. The copies of the Amended and Restated Certificate of Incorporation and Bylaws of the Company, as amended to date (the “Certificate of Incorporation” and “Bylaws,” respectively), which have been furnished to the Investors by the Company, are correct and complete at the date hereof, and the Company is not in violation of any term of its Certificate of Incorporation or Bylaws. Except as set forth in Section 2.1 of the Disclosure Schedule, the Company is not in violation of any term or provision of any agreement, instrument, judgment, decree, order, statute, rule or government regulation applicable to it and which is actively enforced or to which it is a party that would have a Material Adverse Effect.

2.2           Authorization and Non-Contravention. This Agreement and all documents executed pursuant hereto are valid and binding obligations of the Company, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally or by equitable principles, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions herein and in the Registration Rights Agreement may be limited by applicable law. The execution, delivery and performance of this Agreement, the Related Agreements and all agreements, documents and instruments contemplated hereby, the sale and delivery of the Series A Preferred Stock and the Warrants, and, upon conversion of the Series A Preferred Stock, the issuance of the Conversion Shares, have been duly authorized by all necessary corporate or other action of the Company. The execution of this Agreement, the sale and delivery of the Series A Preferred Stock and the Warrants, and, upon conversion of the Series A Preferred Stock, the issuance of the Conversion Shares, and the performance of any transaction contemplated hereby or by the Related Agreements will not (i) violate, conflict with or result in a default under any contract or obligation to which the Company is a party or by which it or its assets are bound, or any provision of the Certificate of Incorporation or Bylaws of the Company, or cause the creation of any encumbrance upon any of the material assets of the Company; (ii) violate or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by any court or other governmental agency applicable to the Company; (iii) require from the Company any notice to, declaration or filing with, or consent or approval of, any governmental authority or other third party other than pursuant to state securities or blue sky laws; or (iv) accelerate any obligation under, or give rise to a right of termination of, any agreement, permit, license or authorization to which the Company is a party or by which the Company is bound, except for such violations, conflicts, defaults and rights of acceleration that would not have a Material Adverse Effect.

2.3           Corporate Records. The corporate record books of the Company accurately record all corporate action taken by its stockholders, board of directors and committees thereof. The copies of the corporate records of the Company, as made available to the Investors for review, are true and complete copies of the originals of such documents.

2.4           Capitalization. As of the Initial Closing and after giving effect to the transactions contemplated hereby, the authorized capital stock of the Company will consist of (i) 100,000,000 shares of Common Stock, of which (a) 30,536,060 shares will be issued and outstanding, (b) 10,948,906 shares will be reserved for issuance upon conversion of the Series A Preferred Stock and (c) 6,000,000 shares will be reserved for issuance under the Company’s 2004 Stock Option and Grant Plan, and (ii) 30,000,000 shares of preferred stock, par value $0.001 per share, of which 10,948,906 shares are designated as Series A Preferred Stock, of which (a) 3,777,374 shares will be issued and outstanding and (b) 755,475 shares will be reserved for issuance upon exercise of the Warrants. As of the Initial Closing and after giving effect to the transactions contemplated hereby, the outstanding shares of Common Stock are held and Series A Preferred Stock will be held beneficially and of record by the Persons identified in Section 2.4 of the Disclosure Schedule in the amounts indicated thereon. Except as set forth in Section 2.4 of the Disclosure Schedule, the Company has never adopted or maintained any formal stock incentive plan or other plan providing for equity compensation of any Person. Except as set forth in Section 2.4 of the Disclosure Schedule, there are no outstanding subscriptions, options, warrants, commitments, preemptive rights, agreements, arrangements or commitments of any kind for or relating to the issuance or sale of, or outstanding securities convertible into or exchangeable for, any shares of capital stock of any class or other equity interests of the Company. Other than as set forth in Section 2.4 of the Disclosure Schedule or the Certificate of Incorporation, the Company has no obligation to purchase, redeem or otherwise acquire any of its capital stock or any interests therein. As of the Initial Closing, and after giving effect to the transactions contemplated hereby, all of the outstanding shares of capital stock of the Company will have been duly and validly authorized and issued and will be fully paid and non-assessable and will have been offered, issued, sold and delivered in compliance with applicable federal and state securities laws and not subject to any preemptive rights. The Company has duly and validly authorized and reserved 1,824,818 shares of Series A Preferred Stock for issuance upon exercise of the Warrants and the shares of Series A Preferred Stock so issued will, upon such exercise and payment in full of the exercise price, be validly issued, fully paid and non-assessable. The Company has duly and validly authorized and reserved 10,948,906 shares of Common Stock for issuance upon conversion of the Series A Preferred Stock and the shares of Common Stock so issued will, upon such conversion, be validly issued, fully paid and non-assessable. The relative rights, preferences and other provisions relating to the Series A Preferred Stock are as set forth in Exhibit B attached hereto. As of the Initial Closing and after giving effect to the transactions contemplated hereby, except as set forth in (i) Section 2.4 of the Disclosure Schedule, (ii) the Certificate of Incorporation, (iii) the Stockholders Agreement or (iv) the Registration Rights Agreement, there are (x) no preemptive rights, rights of first refusal, put or call rights or obligations or anti-dilution rights with respect to the issuance, sale or redemption of the Company’s capital stock, (y) no rights to have the Company’s capital stock registered for sale to the public in connection with the laws of any jurisdiction and (z) no documents, instruments or agreements relating to the voting of the Company’s voting securities or restrictions on the transfer of the Company’s capital stock.

2.5           Subsidiaries. The Company does not have and has not had any direct or indirect Subsidiaries.

2.6           Financial Statements. Section 2.6 of the Disclosure Schedule sets forth (a) a detailed itemization of the Company’s expenses since the Company’s inception to December 31, 2003 (the “Financial Statements”), and (b) projections for fiscal years ending December 31, 2003 and 2004, which represent management’s good faith estimates of the Company’s future financial performance based upon assumptions which are set forth therein and which management in good faith believes were reasonable when made and continue to believe to be reasonable as of the date hereof.

2.7           Absence of Undisclosed Liabilities. The Company does not have any material liabilities or obligations of any nature (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for Taxes due or then accrued or to become due, regardless of whether claims in respect thereof had been asserted as of such date), except liabilities or obligations incurred in the ordinary course of business or otherwise disclosed in Section 2.7 of the Disclosure Schedule or the Financial Statements. For purposes of this Section 2.7, “material” liability or obligation shall mean a transaction involving potential commitment or payment by the Company in excess of $25,000.

2.8           Accounts Payable. Except as set forth in Section 2.8 of the Disclosure Schedule, all accounts payable of the Company arose in bona fide arms’ length transactions in the ordinary course of business and no account payable is delinquent by more than sixty (60) days in its payment. Since inception, the Company has paid its accounts payable in the ordinary course and in a manner which is consistent with its past practices.

2.9           Transactions with Affiliates. Except for their ongoing, regular employment relationships with the Company and as set forth in Section 2.9 of the Disclosure Schedule, there are no loans, leases or other transactions or continuing transactions between the Company and any present or former stockholder, director, officer or employee of the Company, or any member of such officer’s, director’s, employee’s or stockholder’s immediate family, or any Person controlled by such officer, director, employee or stockholder or his or her immediate family.

2.10           Title to Properties. Section 2.10 of the Disclosure Schedule sets forth the addresses and uses of all real property that the Company owns, leases or subleases. To the Company’s knowledge, the Company has good, valid and (if applicable) marketable title to all of its assets, free and clear of all Liens, restrictions or encumbrances, and none of such assets is subject to any mortgage, pledge, Lien or conditional sale agreement. Such assets constitute all property which is necessary to the business of the Company as presently conducted and all equipment included therein is in good condition and repair (ordinary wear and tear excepted).

2.11           Tax Matters. The Company has timely and properly filed all material federal, state, local and foreign tax returns required to be filed by it through the date hereof and has paid or caused to be paid all material Taxes required to be paid by it through the date hereof, except Taxes which are the subject of a good faith dispute or have not yet accrued or otherwise become due. All material Taxes and other assessments and levies which the Company was or is required to withhold or collect have been withheld and collected and have been paid over to the proper governmental authorities. Except as set forth in Section 2.11 of the Disclosure Schedule, (i) the Company has never received written notice of any audit or of any proposed deficiencies from the Internal Revenue Service (the “IRS”) or any other taxing authority (other than routine audits undertaken in the ordinary course and which have been resolved on or prior to the date hereof); (ii) there are in effect no waivers of applicable statutes of limitations with respect to any Taxes owed by the Company for any year; and (iii) neither the IRS nor any other taxing authority is now asserting or threatening to assert against the Company any deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith in respect of the income or sales of the Company.

2.12           Certain Contracts and Arrangements. Except as set forth in Section 2.12 of the Disclosure Schedule (with true and correct copies made available to the Investors' counsel), the Company is not a party or subject to or bound by:

(a)           any contract or agreement involving potential commitment or payment by the Company in excess of $25,000 or which is otherwise material and not entered into in the ordinary course of business;

(b)           any contract, lease or agreement involving payments in excess of $25,000 which is not cancelable by the Company without penalty on not less than 60 days notice;

(c)           any contract containing covenants directly or explicitly limiting the freedom of the Company to compete in any line of business or with any Person or to offer any of its products;

(d)           any contract or agreement principally relating to the licensing, distribution, development, purchase, sale or servicing of its products requiring payments during the term in excess of $25,000;

(e)           any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for borrowing or any pledge or security arrangement in excess of $25,000;

(f)           any employment contracts, non-competition agreements, invention assignments, severance or other agreements with officers, directors, employees, stockholders or consultants of the Company or their respective Affiliates;

(g)           any material royalty, dividend or similar arrangement based on the revenues or profits of the Company or any material contract or agreement involving fixed price or fixed volume arrangements;

(h)           any material joint venture, partnership, manufacturer, development, distribution, supply or similar agreement; or

(i)           any acquisition, merger or similar agreement.

To the Company’s knowledge, all such contracts, agreements, leases and instruments are valid and are in full force and effect and constitute legal, valid and binding obligations of the Company, and are enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally or by equitable principles, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) to the extent that the enforceability of any indemnification provisions therein may be limited by applicable law. The Company has not received any written notice, and has no knowledge of any threat, to terminate any such contracts, agreements, leases or instruments other than such terminations that would not have a Material Adverse Effect. The Company is not in default in complying with any provisions of any such contract, agreement, lease or instrument, and no condition or event or fact exists which, with written notice, lapse of time or both, would constitute a default thereunder on the part of the Company, except for any such default, condition, event or fact that would not have a Material Adverse Effect.

2.13           Intellectual Property Rights. To the Company’s knowledge with respect to patents, trademarks, services marks and trade names only (but without having conducted any special investigation or patent or trademark search), the Company has sufficient title and ownership of all Intellectual Property Rights necessary for its business as now conducted and as proposed to be conducted without any violation or infringement of the rights of others. Section 2.13 of the Disclosure Schedule contains a complete list of patents and pending patent applications and registrations and applications for trademarks, copyrights and domain names of, or exclusively licensed to, the Company. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the Intellectual Property Rights of any other person or entity and the Company is not aware of any basis for such an allegation or of any reason to believe that such an allegation may be forthcoming. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company’s business as presently conducted or as proposed to be conducted. Neither the execution nor delivery of this Agreement or the Related Agreements, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as proposed will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to or outside the scope of their employment by the Company.

2.14           Litigation. There is no litigation or governmental or administrative proceeding or investigation pending or threatened against the Company or affecting the properties or assets of the Company. Section 2.14 of the Disclosure Schedule includes a description of all litigation, claims, proceedings or investigations involving the Company occurring, arising or existing since the Company’s inception.

2.15           Labor Matters. The Company is not delinquent in payments to any of its employees, consultants or independent contractors for any wages, salaries, commissions, bonuses or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants or independent contractors. Except as set forth in Section 2.15 of the Disclosure Schedule or as required by law, upon termination of the employment of any such employees, consultants or independent contractors, no severance or other payments will become due. Except as set forth in Section 2.15 of the Disclosure Schedule, the Company has no policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment services. The Company is and since its inception has been in compliance with all applicable laws and regulations respecting labor, employment, fair employment practices, terms and conditions of employment and wages and hours. There are no charges of employment discrimination, sexual harassment or unfair labor practices, pending or to the Company’s knowledge, threatened against or involving the Company. The Company is, and at all times has been, in compliance with the requirements of the Immigration Reform Control Act of 1986 except for such failures to comply that would not have a Material Adverse Effect.

2.16           Employee Benefit Programs. Section 2.16 of the Disclosure Schedule sets forth a list of every Employee Program that has been maintained by the Company or to which the Company has contributed at any time since its inception and (i) is subject to ERISA, (ii) involves the issuance of options or other securities, or (iii) is otherwise material. The terms and operation of each Employee Program comply with all applicable laws and regulations relating to such Employee Program except to the extent that any instances of non-compliance would not result in a Material Adverse Effect.

2.17           Insurance. The physical properties, assets, business, operations, employees, officers and directors of the Company are insured by the Company, to the extent disclosed in Section 2.17 of the Disclosure Schedule. Except claims for health care benefits in the ordinary course, there is no claim by the Company pending under any such policies. Said insurance policies and arrangements are in full force and effect, all premiums with respect thereto are currently paid, and the Company is in compliance in all material respects with the terms thereof. Said insurance is sufficient for compliance by the Company with all requirements of applicable law and all agreements and leases to which it is a party. Each such insurance policy shall continue to be in full force and effect immediately following consummation of the transactions contemplated by this Agreement. To the Company’s knowledge, there is no threatened termination of any such policies or arrangements.

2.18           Permits; Compliance with Laws. The Company has all Permits necessary to permit it to own its property and to conduct its business as it is presently conducted and all such Permits are valid and in full force and effect, except where the failure to obtain such a Permit or its invalidity, in whole or in part, would not have a Material Adverse Effect. No Permit is subject to termination as a result of the execution of this Agreement or consummation of the transactions contemplated hereby. The Company is in compliance with all applicable statutes, ordinances, orders, rules and regulations promulgated and enforced by any federal, state, municipal or other governmental authority, which apply to the conduct of its business, except where the failure to so comply would not have a Material Adverse Effect.

2.19           Investment Banking; Brokerage. There are no claims for investment banking fees, brokerage commissions, finder’s fees or similar compensation (exclusive of professional fees to lawyers and accountants) in connection with the transactions contemplated by this Agreement payable by the Company or based on any arrangement or agreement made by or on behalf of the Company.

2.20           Disclosure. Except as set forth in Section 2.20 of the Disclosure Schedule, this Agreement, the Disclosure Schedule and the certificates and statements furnished pursuant to this Agreement by or on behalf of the Company do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in the light of the circumstances under which they were made.

SECTION 3

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

As a material inducement to the Company to enter into this Agreement and consummate the transactions contemplated hereby, each Investor hereby makes to the Company the representation and warranties contained in this Section 3.

3.1           Investment Status. Each Investor represents that it is an “accredited investor” as such term is defined in Rule 501 under the Securities Act. Each Investor represents to the Company that it is purchasing the Series A Preferred Stock and Warrants for its own account, for investment only and not with a view to, or any present intention of, effecting a distribution of such securities or any part thereof except pursuant to a registration statement or an available exemption under applicable law. Each such Investor acknowledges that such securities have not been registered under the Securities Act or the securities laws of any state or other jurisdiction and cannot be disposed of unless they are subsequently registered under the Securities Act and any applicable state laws or unless an exemption from such registration is available. Each such Investor (a) has knowledge and experience in financial and business matters so as to be capable of evaluating and understanding the merits and risks of an investment in the Company, (b) has received certain information concerning the Company and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent of an investment in the Company and (c) is able to bear the economic risk of its investment in the Company and the Series A Preferred Stock and, if issued, the Conversion Shares in that, among other factors, such Investor can afford to hold the Series A Stock and the Conversion Shares for an indefinite period and can afford a complete loss of its investment in the Company.

3.2           Authority. Each Investor represents that it has full right, authority and power under its charter, bylaws or governing partnership or operating agreement, as applicable, to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of such Investor pursuant to or as contemplated by this Agreement and to carry out the transactions contemplated hereby and thereby, and the execution, delivery and performance by such Investor of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action under such Investor’s charter, bylaws or governing partnership or operating agreement, as applicable. This Agreement and each agreement, document and instrument executed and delivered by each Investor pursuant to or as contemplated by this Agreement constitute, or when executed and delivered will constitute, valid and binding obligations of each of the Investors enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally or by equitable principles, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions herein and in the Registration Rights Agreement may be limited by applicable law.

3.3           Investment Banking; Brokerage Fees. No Investor has incurred or become liable for any broker’s or finder’s fee, banking fees or similar compensation relating to or in connection with the transactions contemplated hereby.

SECTION 4

CONDITIONS OF PURCHASE BY THE INVESTORS AT CLOSING

Each Investor’s obligation to purchase and pay for the Series A Preferred Stock to be purchased by it hereunder shall be subject to compliance by the Company with the agreements herein contained and to the fulfillment to the Investors’ satisfaction, or the waiver by the Investors, on or before and at the Closing Date of the following conditions:

4.1           Satisfaction of Conditions. The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the Closing Date and each of the conditions specified in this Section 4 shall have been satisfied or waived in writing by the Investors.

4.2           Opinion of Counsel. The Investors shall have received from McDermott, Will & Emery an opinion dated as of the Closing Date substantially in the form attached hereto as Exhibit D.

4.3           Authorization. The Board of Directors and stockholders of the Company shall have duly adopted resolutions in the form reasonably satisfactory to the Investors and shall have taken all action necessary for the purpose of authorizing the Company to consummate all of the transactions contemplated hereby (including, without limitation, the issuance of the Warrants, the Series A Preferred Stock and the Conversion Shares as contemplated hereunder).

4.4           Certificate of Incorporation. The Company shall have delivered to the Investors a copy of the Company’s Certificate of Incorporation certified as of a recent date by the Delaware Secretary of State.

4.5           Delivery of Documents. The Company shall have executed and/or delivered to the Investors (or shall have caused to be executed and delivered to the Investors by the appropriate Persons) the following:

(a)           Certificates for the Series A Preferred Stock to be purchased hereunder;

(b)           Warrants to purchase shares of Series A Preferred Stock;

(c)           Certificates issued by (i) the Secretary of State of the State of Delaware certifying that the Company has legal existence and is in good standing; and (ii) the Secretary of State (or similar authority) of each jurisdiction in which the Company has qualified to do business as a foreign corporation as to such foreign qualification; and

(d)           A certificate of the Secretary of the Company which shall certify (i) the resolutions adopted by the Board of Directors and stockholders as contemplated in Section 4.3 hereof, (ii) the Company’s Bylaws and (iii) the names of the officers of the Company authorized to sign this Agreement and the Related Agreements, together with the true signatures of such officers.

4.6           Registration Rights Agreement. The Company and the Investors shall have entered into the Registration Rights Agreement in substantially the form attached hereto as Exhibit E.

4.7           Stockholders Agreement. The Company, the Investors and the Founder shall have entered into the Stockholders Agreement in substantially the form attached hereto as Exhibit F.

4.8           All Proceedings Satisfactory. All corporate and other proceedings taken prior to or at the Initial Closing in connection with the transactions contemplated by this Agreement, and all documents and instruments related thereto, shall be reasonably satisfactory in form and substance to the Investors and the issuance and sale of the Series A Preferred Stock hereunder shall be made in compliance with applicable federal and state laws.

4.9           No Violation or Injunction. The consummation of the transactions contemplated by this Agreement shall not be in violation of any law or regulation, including applicable “Blue Sky” laws, and shall not be subject to any injunction, stay or restraining order.

4.10           Consents and Waivers. The Company shall have made all filings with and notifications of governmental authorities, regulatory agencies and other entities required to be made by such parties in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the continued operation of the business of the Company subsequent to the Initial Closing.

4.11           Confidentiality and Invention Assignment Agreements. All employees shall have entered into agreements containing non-competition, confidentiality and inventions assignment provisions with the Company in the form attached hereto as Exhibit G (the “Non-Competition, Confidentiality and Inventions Assignment Agreement”).

4.12           Stock Option Plan; Agreements. The Company and its existing stockholders shall have taken proper action to adopt the 2004 Stock Option and Grant Plan, including all related form agreements, in substantially the forms attached hereto at Exhibits H and I.

4.13           Director Indemnification Agreements. The Company shall have entered into Director Indemnification Agreements with each of its directors in substantially the form attached hereto as Exhibit J.

SECTION 5

DEFINITIONS

Unless the context specifically requires otherwise, capitalized terms used in this Agreement shall have the meaning specified below:

“Code” means the Internal Revenue Code of 1986, as amended.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Employee Program” means any employee benefit or welfare plan, stock option, bonus or incentive plan, severance pay policy or agreement, deferred compensation agreement or any similar plan or agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Intellectual Property Rights” means all intellectual property rights, including all patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, domain names, copyrights, copyright applications, computer programs and other computer software (including, without limitation, all source and object code, algorithms, architecture, structure, display screens, layouts and development tools) and trade secrets.

“Lien” means any liens, claims, options, charges, pledges, security interests, voting agreements, trusts, encumbrances, rights or restrictions of any nature.

“Material Adverse Effect” means any change or effect that is materially adverse to the properties, assets, business, financial condition or results of operations of the Company.

“Permits” means any franchises, authorizations, approvals, orders, consents, licenses, certificates, permits, registrations, qualifications or other rights and privileges.

“Person” means any individual, corporation, partnership, joint venture, trust or unincorporated organization or any government or any agency or political subdivision thereof.

“Registration Rights Agreement” means the Registration Rights Agreement in substantially the form attached hereto as Exhibit E hereto, dated as of the Closing Date, to be executed by and among the Company and the Investors.

“Securities Act” means the Securities Act of 1933, as amended.

“Stockholders Agreement” means the Stockholders Agreement in substantially the form attached hereto as Exhibit F hereto, dated as of the Closing Date, to be executed by and among the Company, the Founders and the Investors.

“Subsidiary” means any corporation more than 50% of the outstanding voting securities of which, or any partnership, joint venture or other entity more than 50% of the total equity interest of which, is directly or indirectly owned by the Company or any other entity otherwise controlled by or under common control with the Company.

“Taxes” means any federal, state, local, foreign or other taxes, including without limitation income taxes, estimated taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll related taxes, withholding taxes, stamp taxes, transfer taxes and property taxes, whether or not measured in whole or in part by net income.

SECTION 6

GENERAL

6.1           Amendments, Waivers and Consents. For the purposes of this Agreement and all agreements executed pursuant hereto, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. No provision hereof may be waived otherwise than by a written instrument signed by the party or parties so waiving such covenant or other provision. No amendment to this Agreement may be made without the written consent of the Company and the Investors (in accordance with the immediately succeeding sentence). Any actions required to be taken or consents, approvals, votes or waivers required or contemplated to be given by the Investors herein shall require a vote of a majority of the Investors based on the relative holdings of capital stock of the Company of the Investors as a group at the relevant time and any such action by such percentage of Investors shall bind all of the Investors. The Company agrees to pay the reasonable fees and out-of-pocket expenses of the Investor's counsel in connection with the waiver or amendment of any provision of this Agreement and any agreement executed pursuant hereto.

6.2           Survival of Representations Warranties and Covenants. All covenants, agreements, representations and warranties of the Company and the Investors made herein and in the certificates, lists, exhibits, schedules or other written information delivered or furnished to any Investor in connection herewith are material, shall be deemed to have been relied upon by the party or parties to whom they are made and shall survive the Initial Closing regardless of any investigation on the part of such party or its representatives for a period of twelve (12) months following the date hereof.

6.3           Legend on Securities. The Company and the Investors acknowledge and agree that the following legend (or one substantially similar thereto) shall be typed on each Warrant and each certificate evidencing any of the Series A Preferred Stock issued hereunder held at any time by an Investor:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS.

6.4           Governing Law. This Agreement shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of the State of Delaware, without giving effect to conflict of laws principles thereof. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each party hereto (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that the other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section.

6.5           Section Headings and Gender. The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, and vice versa, as the context may require.

6.6           Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute but one and the same instrument. One or more counterparts of this Agreement may be delivered via telecopier, with the intention that they shall have the same effect as an original counterpart hereof.

6.7           Notices and Demands. Any notice or demand which is required or provided to be given under this Agreement shall be deemed to have been sufficiently given or served and received for all purposes when delivered by hand, facsimile, or five (5) days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or two (2) days after being sent by overnight delivery providing receipt of delivery, to:

(a)           if to the Company, 645 Madison Avenue, 12th Floor, New York, New York 10022, Fax: (212) 371-2150 or at such other address or facsimile number designated by the Company to the Investors in writing with a copy to McDermott, Will & Emery, 50 Rockefeller Plaza, New York, New York 10020, Fax: (212) 547-5444, Attn: Amy S. Leder.

(b)           if to the Investors, at the mailing addresses or facsimile numbers as shown on the signature pages attached hereto, or at such other address or facsimile number designated by an Investor to the Company in writing.

6.8           Remedies; Severability. It is specifically understood and agreed that any breach of the provisions of this Agreement by any Person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law). The Company may refuse to recognize any unauthorized transferee as one of its stockholders for any purpose, including, without limitation, for purposes of dividend and voting rights, until the relevant party or parties have complied with all applicable provisions of this Agreement, the Stockholders Agreement and the Registration Rights Agreement. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

6.9           Integration. This Agreement, including the exhibits, schedules, documents and instruments referred to herein, constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

6.10           Expenses Each party shall bear its own costs and expenses incurred in connection with this transaction.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed and delivered by their proper and duly authorized representatives as of the day and year first above written.

COMPANY:

FLAGSHIP HEALTHCARE MANAGEMENT, INC.

By:/s/ Fred F. Nazem
Name: Fred F. Nazem
Title: Chief Executive Officer

INVESTORS:

__________________________________
Fred F. Nazem
Address:                645 Madison Ave
New York, NY 10022

__________________________________
Ralph Larsen
Address:               100 Albany Street
Suite 200
New Brunswick, NJ 08901

__________________________________
Richard Steadman
Address:                1299 Spraddle Creek Road
Vail, CO 81657

REXFORD INVESTMENTS, LLC

By:___________________________________
Name: Joseph Pryor
Title:
Address:                2407 Third Avenue
Bronx, NY 10451

NAZEM, INC.

By:___________________________________
Name: Fred F. Nazem
Title:
Address:                645 Madison Avenue
New York, NY 10022

__________________________________
Fridolin Fackelmayer
Address:                12 East 49th Street
22nd Floor
New York, NY 10017-1004

__________________________________
Roy Geronemus
Address:                317 East 34th Street
11th Floor
New York, NY 10016

__________________________________
Mark Urken
Address:                Department of Otolaryngology
1 Gustave Levy Place
Box 1189
New York, NY 10029

__________________________________
Norman Krischer
Address:                151 Highland Avenue
Montclair, NJ 07042